Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 31, 2001 (except for the fourth paragraph of note 11, as to which the date is September 17, 2001), with respect to the financial statements of Golden Peanut Company, LLC and subsidiaries included in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-115547) and related Prospectus of Gold Kist, Inc. for the registration of $200,000,000 of its 10¼ % notes due March 15, 2014.

Atlanta, Georgia

August 26, 2004